UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 7, 2012

Commission file number 333-145409

TRANSGLOBAL ASSETS, INC.

(Name of Small Business Issuer in its Charter)

Nevada	88-0476779
(State of Incorporation)	(IRS Employer identification No.)

4800 Meadows Road, Suite 300 Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number, (503) 534 3537

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

At the recommendation of certain consultants, the directors of the Board of Directors of Transglobal Assets, Inc. (the “Company”) resolved in a board resolution dated August 7, 2012 that on or around August 8, 2012 the Company will file a Form 15 (Certification and Notice of Termination of Registration) with the United States Securities and Exchange Commission (the “SEC”) to voluntarily terminate its reporting obligations under the Securities Exchange Act of 1934, as amended.

The Form 15 will become effective 90 days after filing if there are no objections from the SEC or such shorter period as the SEC may determine.  The Company’s SEC reporting obligations, including the obligations to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, will be immediately suspended upon the filing of the Form 15, unless the SEC denies the effectiveness of Form 15, in which case the Company is required to file all the reports within 60 days of such denial.

The Company expects that, as a result of the Form 15 filing, its common stock will be removed from trading on the OTC Bulletin Board.  Shares are anticipated being available for trading on the OTC Pink Sheets, although there can no assurances that any trading market for the Company’s securities will exist after the Company has filed the Form 15, and the liquidity of such trading market may be very limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transglobal Assets, Inc. (Registrant)

Date: August 8, 2012

/s/ Kent A. Strickler

Kent A. Strickler, President